Exhibit 32.1

Certifications of Paul E. Rothamel, Chief Executive Officer, and
Mark E. Kuchenrither, Executive Vice President and Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers of EZCORP, Inc. hereby certify that (a) EZCORP’s Annual Report on Form 10-K for the year ended September 30, 2013, as filed with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and (b) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of EZCORP.

Date: November 26, 2013

Paul E. Rothamel
President, Chief Executive Officer and Director

Date: November 26, 2013

Mark Kuchenrither
Executive Vice President and Chief Financial Officer